Exhibit 99.1

CONTACT:	William George	777 Post Oak Blvd, Suite 500
	Chief Financial Officer	Houston, Texas 77056
	713-830-9600	713-830-9600
Fax 713-830-9696
FOR IMMEDIATE RELEASE

COMFORT SYSTEMS USA REPORTS FIRST QUARTER RESULTS

Houston, TX — May 2, 2007 — Comfort Systems USA, Inc. (NYSE: FIX), a leading provider of commercial, industrial and institutional heating, ventilation and air conditioning (“HVAC”) services, today announced net income of $1,806,000 or $0.04 per diluted share, for the quarter ended March 31, 2007, as compared to net income of $4,327,000 or $0.11 per diluted share, in the first quarter of 2006.

Bill Murdy, Comfort Systems USA’s Chairman and CEO, said, “As we predicted in our recent press release, our multi-family activities struggled in the first quarter as one of our operations that specializes in large multi-family projects posted a significant loss.  Despite that loss, we were solidly profitable overall as our core commercial and institutional businesses demonstrated strength and further improvement.”

The Company reported revenues from continuing operations of $249,640,000 in the current quarter, an increase of 5.6% as compared to $236,385,000 in 2006.  Following a very strong fourth quarter cash flow, the Company reported negative free cash flow of $15,277,000 in the current quarter which was funded entirely by existing cash balances.  Backlog as of March 31, 2007 was $700,522,000, compared to $653,753,000 as of December 31, 2006, with $12,476,000 of the increase resulting from our acquisition in Tucson.  Backlog as of March 31, 2006 was $726,727,000.

Murdy continued, “Total backlog was up significantly as we enjoyed a strong winter booking season.  We continue to experience strong underlying industry conditions and the majority of our operations are performing very well.  We expect that as we continue to finish struggling projects at the multi-family operation that we mentioned earlier, we will experience some further disappointments, especially in the second quarter.  However, we expect multi-family results in the second quarter will improve from the first quarter and that the improvement will continue through the rest of the year.”

Bill Murdy concluded, “Despite the weakness that we experienced this quarter we continue to believe that our 2007 profitability will improve as compared to 2006 results.”

As previously announced, the Company will host a conference call to discuss its financial results and position in more depth on Thursday, May 3, 2007 at 10:00 a.m. Central Time.  The call-in number for this conference call is 1-210-234-0015.  A replay of the entire call will be available until 6:00 p.m. Central Time, Thursday, May 10, 2007 by calling 1-203-369-3944, and will also be available on our website on the next business day following the call.

Comfort Systems USA® is a premier provider of business solutions addressing workplace comfort, with 61 locations in 53 cities around the nation.  For more information, visit the Company’s website at www.comfortsystemsusa.com.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements are based on the current plans and expectations of Comfort Systems USA, Inc. and involve risks and uncertainties that could cause actual future activities and results of operations to be materially different from those set forth in the forward-looking statements.  Important factors that could cause actual results to differ include, among others, national or regional weakness in non-residential construction activity, difficulty in obtaining or increased costs associated with bonding, shortages of labor and specialty building materials, the use of incorrect estimates for bidding a fixed price contract, undertaking contractual commitments that exceed our labor resources, retention of key management, the Company’s backlog failing to translate into actual revenue or profits, errors in the Company’s percentage of completion method of accounting, the result of competition in the Company’s markets, seasonal fluctuations in the demand for HVAC systems, the imposition of past and future liability from environmental, safety, and health regulations including the inherent risk associated with self-insurance, adverse litigation results and other risks detailed in the Company’s reports filed with the Securities and Exchange Commission.  Important factors that could cause actual results to differ are discussed under “Item 1A. Company Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.  These forward-looking statements speak only as of the date of this release.  Comfort Systems USA, Inc. expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement contained herein to reflect any change in Comfort Systems USA, Inc.’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

—           Financial tables follow —

Comfort Systems USA, Inc.
Consolidated Statements of Operations
For the Three Months Ended March 31, 2007 and 2006
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended March 31,
	2007		2006
Revenues	$249,640	100.0%	$236,385	100.0%
Cost of services	213,126	85.4%	199,617	84.4%
Gross profit	36,514	14.6%	36,768	15.6%

SG&A	34,377	13.8%	29,743	12.6%
Gain on sale of assets	(19)	—	(20)	—
Operating income	2,156	0.9%	7,045	3.0%

Interest income, net	551	0.2%	491	0.2%
Other income	33	—	19	—
Income before income taxes	2,740	1.1%	7,555	3.2%
Income tax expense	934		3,021
Income from continuing operations	1,806	0.7%	4,534	1.9%
Discontinued operations—
Operating loss, net of tax	—		(207)
Net income	$1,806		$4,327

Income per share:
Basic—
Income from continuing operations	$0.04		$0.11
Discontinued operations—
Loss from operations	—		—
Net income	$0.04		$0.11
Diluted—
Income from continuing operations	$0.04		$0.11
Discontinued operations—
Loss from operations	—		—
Net income	$0.04		$0.11
Shares used in computing income per share:
Basic	40,499		39,857
Diluted	41,303		40,862

Note  1:    The diluted income per share data presented above reflects the dilutive effect, if any, of stock options and contingently issuable restricted stock which were outstanding during the periods presented.

Supplemental Non-GAAP Information — Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”) (Unaudited):

	Three Months Ended March 31,
	2007	%	2006	%
Net income	$1,806		$4,327
Discontinued operations	—		207
Income taxes	934		3,021
Other income	(33)		(19)
Interest income, net	(551)		(491)
Gain on sale of assets	(19)		(20)
Depreciation and amortization	1,544		1,226
Adjusted EBITDA	$3,681	1.5%	$8,251	3.5%

Note  1:    The Company defines adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”) as net income, excluding discontinued operations, income taxes, other income, interest income, net, gain on sale of assets and depreciation and amortization.  Other companies may define Adjusted EBITDA differently. Adjusted EBITDA is presented because it is a financial measure that is frequently requested by third parties.  However, Adjusted EBITDA is not considered under generally accepted accounting principles as a primary measure of an entity’s financial results, and accordingly, Adjusted EBITDA should not be considered an alternative to operating income, net income, or cash flows as determined under generally accepted accounting principles and as reported by the Company.

Comfort Systems USA, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	March 31,	December 31,
	2007	2006
	(unaudited)
Cash and cash equivalents	$69,038	$90,286
Accounts receivable, net	236,854	234,763
Costs and estimated earnings in excess of billings	22,924	23,680
Assets related to discontinued operations	7	221
Other current assets	27,564	28,326
Total current assets	356,387	377,276
Property and equipment, net	17,086	15,504
Goodwill	65,960	62,954
Other noncurrent assets	6,815	6,031
Total assets	$446,248	$461,765

Current maturities of long-term debt	$—	$—
Accounts payable	75,971	81,180
Billings in excess of costs and estimated earnings	64,807	65,949
Other current liabilities	59,686	70,886
Liabilities related to discontinued operations	376	450
Total current liabilities	200,840	218,465
Long-term debt	—	—
Other long-term liabilities	1,459	586
Total liabilities	202,299	219,051
Total stockholders’ equity	243,949	242,714
Total liabilities and stockholders’ equity	$446,248	$461,765

Selected Cash Flow Data (in thousands) (unaudited):

	Three Months Ended March 31,
	2007	2006
Cash provided by (used in):
Operating activities	$(12,828)	$(20,508)
Investing activities	$(6,872)	$22,655
Financing activities	$(1,548)	$621

Free cash flow:
Cash used in operating activities	$(12,828)	$(20,508)
Taxes paid related to the sale of businesses	―	7,020
Purchases of property and equipment	(2,490)	(2,049)
Proceeds from sales of property and equipment	41	109
Free cash flow	$(15,277)	$(15,428)

Note  1:    Free cash flow is defined as cash flow from operating activities excluding items related to sale of businesses, less customary capital expenditures, plus the proceeds from asset sales.  Other companies may define free cash flow differently.  Free cash flow is presented because it is a financial measure that is frequently requested by third parties.  However, free cash flow is not considered under generally accepted accounting principles as a primary measure of an entity’s financial results, and accordingly, free cash flow should not be considered an alternative to operating income, net income, or cash flows as determined under generally accepted accounting principles and as reported by the Company.